SCHEDULE 14C INFORMATION


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                                                   By Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                          ANGELCITI ENTERTAINMENT, INC.


                 ______________________________________________
                (Name of Registrant as Specified in Its Charter)


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             pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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ANGELCITI ENTERTAINMENT
9000 Sheridan Street, Suite 7
Pembroke Pines, Florida 33024


PRELIMINARY INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

     This Information Statement is furnished to the stockholders of AngelCiti Entertainment, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holder of a majority in interest of our voting capital stock to (i) effect a 190-for-1 reverse split of our common stock; (ii) adopt a Certificate of Amendment to our Articles of Incorporation (the "Amendment") to increase our authorized common stock to 500,000,000, and to revise the preferences and conversion rights for our Series "A" and Series "B" Preferred Shares and increase the authorized amount for each to 1 million shares, and (iii) grant approval to the officers and directors to pursue and complete the acquisition of Omega Ventures, Inc., a Nevada corporation. The foregoing action has been approved by the written consent of the holder of a majority in interest of our voting capital stock, consisting of our outstanding common stock, par value $0.001 per share, and our Series A preferred stock, acting jointly with our board of directors, by written consent on January 26, 2006.

     The Amendment was filed with the Secretary of State of the State of Nevada but, under federal securities laws, will not be effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Amendment will be on or about February 21, 2006.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

     If the proposed Amendment was not adopted by written consent, it would have been required to be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada General Corporation Law (the "Nevada Law"), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 78.390 of the Nevada Law, a majority in interest of our capital stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment be adopted by written consent. As discussed hereafter, the board of directors recommended the Amendment in order to fix the number of authorized common shares at 500 million, modify the rights and preferences of Preferred Shares Series "A" and Series "B", increase the authorized amount of each class of Preferred Shares to 1 million, and effect a 190 for 1 reverse split of the common stock in order to effect a merger with Omega Ventures, Inc.

     The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on January 26, 2006 (the "Record Date"). As of the Record Date, we had outstanding 9,271,985 shares of common stock and 20,000 shares of preferred stock.

     The transfer agent for our common and preferred stock is Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, AZ 85251.

STOCK SPLIT AND CORRESPONDING AMENDMENT TO ARTICLES OF INCORPORATION

     On the Record Date, the board of directors and the holder of a majority in interest of our voting capital stock jointly approved an Amendment to our Articles of Incorporation to increase the authorized shares from 200,000,000 to 500,000.

     The Amendment will be effectuated by amending the fourth article of our Articles of Incorporation to read as follows:

         500 million shares of common stock $.00025 par value 1,000,000 shares of preferred stock Series A, $.001 par value 1,000,000 shares of preferred stock Series B, $.001 par value.

     The Amendment has been filed with the Nevada Secretary of State, and is anticipated to be effective 21 days after this Information Statement has been distributed to our stockholders.

Our board of directors believes that the Amendment and the 190-for-1 reverse stock split is advisable and in the best interests of AngelCiti and its stockholders in order to assist in effecting a merger with Omega Ventures, Inc. Omega Ventures, Inc. is in the midst of acquiring the exclusive worldwide license for purposes of marketing, selling and distributing a drug for diabetic neuropathy an diabetic ulcers. It is broadly categorized as an "immunomodulator". Disease pathologies can affect individuals either by suppressing an immune system, which leaves the individual susceptible to other maladies. For example, HIV suppresses a person's immune system, and that person then falls prey to various cancers or other invasive pathologies. Alternately, an immune system can overreact to an invasive virus and by doing so, will destroy both the viral invader and the healthy cells. This is the pathway for nerve degeneration with diseases such as multiple sclerosis. The immunomodulator acts as a control mechanism for the immune system, and causes it either to stay active if it is attacked by an immune system suppressor (e.g. HIV), or to reduce its activity against diseases that would cause it to overreact (e.g. MS) (the "Immunomodulator Drug"). As an immunomodulator, the drug that Omega Ventures will license will have a broad range of applications. The company will have rights only in the diabetic neuropathy and diabetic ulcer arena at first, but will also have first rights of refusal to license the drug for subsequent applications as they are approved. If Omega Ventures, inc. is successful in acquiring that license than AngelCiti will move forward with effecting the merger with Omega Ventures, Inc.


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PREFERRED STOCK REVISIONS

         If the foregoing described merger occurs than AngelCiti will need to accommodate a conversion of the outstanding Preferred Shares in Omega Ventures, Inc. to effect a like kind exchange of shares. The revisions of the number of authorized shares of Preferred Stock and the modifications to the rights and preferences will enable AngelCiti to mirror the provisions of those shares as issued by Omega Ventures, Inc. in order to facilitate the merger.

         The Preferred Shares Series "A" are each currently entitled to vote at 5,000 shares of common for each share of Preferred Series "A"; there are no conversion rights into common shares. There are 20,000 shares of Preferred Series "A" issued and outstanding to the 2 directors and principal officers of the company. The Preferred Shares Series "B" are each currently entitled to be converted into 1,000 shares of common stock each, and have no voting rights. There are no Preferred Shares Series "B" issued and outstanding.

         In connection with the transaction described herein, Preferred Shares Series "A" will be convertible at any time at the option of the Series A Preferred Shareholders into Common Shares at the ratio of Seventy (70) Common Shares per Shares of Series A Preferred Stock. Each Series B Preferred Share will be convertible at any time at the option of the Series B Preferred Shareholders into that number of Common Shares that is then equal to 0.00007% of the Company's Fully Diluted Common Stock, which is defined as the sum of all shares of Common Stock (i) then issued and outstanding at the time of conversion, (ii) plus shares of common stock issuable upon conversion of all other convertible stock, warrants or notes then issued and outstanding, (iii) plus the shares of common stock issuable upon exercise of all outstanding options, warrants, or other similar rights.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 26, 2006 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common or preferred stock and (iv) all directors and officers as a group.

-------------------------------- ------------------------------ ----------------------------- ------------------------------
Name and Address of
Beneficial Owner                 Title of Class                 Amount of Shares              Percent of Class(4)
-------------------------------- ------------------------------ ----------------------------- ------------------------------
George Gutierrez                 Common Stock                   30,712 shares (2)             0.004%
9000 Sheridan Street             Preferred Stock                10,000 shares(2)              100%
Pembroke Pines, FL 33204
-------------------------------- ------------------------------ ----------------------------- ------------------------------
Dean Ward                        Common Stock                   20,765 shares(3)              0.003%
9000 Sheridan Street             Preferred Stock                10,000 shares(3)              100%
Pembroke Pines, FL
33204
-------------------------------- ------------------------------ ----------------------------- ------------------------------
All Executive Officers and       Common Stock                   51,477 shares                 0.007%
Directors as a Group (1 person)  Preferred Stock                20,000 shares                 100%
-------------------------------- ------------------------------ ----------------------------- ------------------------------

-------------------------------- ------------------------------ ----------------------------- ------------------------------

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(1)   Each share of preferred stock outstanding was entitled to 5,000 votes as of the record date.

     As of January 26, 2006, we had 200,000,000 authorized shares of common stock of which 9,271,985 were issued and outstanding.

CHANGE IN CONTROL

         If and when the merger is concluded with Omega Ventures, Inc. the transaction will result in a full change of control of AngelCiti with the officers and directors of AngelCiti to be designated by the Principals of Omega Ventures, Inc..

EFFECT OF THE AMENDMENT

     After the Amendment becomes effective, we will have authorized five hundred million (500,000,000) shares of common stock, par value $0.00025. This change does not effect the relative rights or privileges of the holders of the currently outstanding common stock.

REASON FOR THE AMENDMENT

         In unanimously recommending the Amendment, the Board of Directors was principally influenced by the applications and future prospects presented by the Immunomodulator Drug.

NO DISSENTER'S RIGHTS

     Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed amendments to our Articles of Incorporation.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ George Gutierrez
                                              ----------------------------------
                                              George Gutierrez, Chief
                                              Executive Officer and
                                              Chairman of the Board